Mr. James R. Renfro

Managing Member

Renfro Energy, LLC

6529 Aberdeen Avenue

Dallas, TX  75230

You have expressed an interest in the purchase of our ASSETS, WELLS and LEASES (all three sale items collectively referred to as “PROPERTIES”) in the Cameron Meadows Oil Field located in Section 22 AND 16,Township 14 South, Range 13 West, Cameron Parish, Louisiana (the “Premises”).

This letter provides a framework whereby we would be willing to effect such a sale under the following terms and conditions (Letter of Intent” or “LOI”).

The sale of our PROPERTIES to a European Designated public company (“BUYER”) would include the following:

ASSETS

1.

“Harrison” S.D. Tug 42’, 150 hp, single screw, GRT 16, Official No. 534686

2.

“Ramp B” Ramp Barge 110’x30’x8

3.

Un-named Slotted Barge 117’x30’x7.5’ with 8’x20’ slot.

4.

1972 Franks Workover Rig, Double Drum 60 Series with 750 Allison Transmission,

four axle carrier, 200,000# Derrick. VIN # 7065833DD and all associated equipment including engines, motors, pumps, generators, compressors, draw-works,  pipe, tools, etc.;

5.

All wellheads, pumps, compressors, casing, tubing, pipe, drillstem, drill pipe, pipelines, flowlines, gathering lines, tools, toolsheds, buildings, doghouses, telephone or electric lines, and any other tools or equipment located on the Properties.

WELLS

Section 22:  Well No.s 2, 5, 6, 8, 9, 10, 12, 16, 18, 25, 26, 33, 38, 39, 42, & 43

Section 16:  Well No.s 1, 2, 3, & 4

LEASES

0001-00

Oil, Gas and Mineral Lease dated March 21, 1927, executed by Cameron Meadows Land Company, as Lessor, to H. M. Henshaw, as Lessee, and of record in Book 9, Page 122, under Entry No. 16046 of the Conveyance Records of Cameron Parish, State of Louisiana, insofar and only insofar as said lease covers and includes the following described property, to wit:

All of Section 22, Township 14 South, Range 13 West, Cameron Parish, Louisiana, down to 8,241 feet below the surface of the earth.

0002-00

Oil, Gas and Mineral Lease dated January 30, 2003 between CAMERON PARISH SCHOOL BOARD, as Lessor, and RENFRO ENERGY, LLC, as Lessee, recorded in Conveyance Book 963, Filed No. 280034, on March 31, 2003 of the records of Cameron Parish, Louisiana.  Such lease affects all of Section 16, Township 14 South, Range 13 West covering 783 acres, more or less.

•

BUYER would acquire the PROPERTIES from Renfro Energy, LLC (“SELLER”) for Four Million Dollars $4,000,000.00 payable in cash with Three Million Dollars $3,000,000.00 allocated to Section 22 and One Million Dollars $1,000,000.00 allocated to Section 16. By execution of this LOI, SELLER hereby stipulates they own 100% of PROPERTIES.

•

Based on our analysis the property, a major exploration and development program is proposed to maximize the future value of the PROPERTIES.  Under this program, it is expected that additional capital expenditures of $10.1 Million is required if using all third party vendors and equipment. However, if SELLER’s equipment is utilized, total capital expenditure is reduced to $5.9 Million.  The following lists the various projects identified and their costs:

CM PDNP #16 Workover

$   125,000

$     75,000

CM PDBP #42 Workover

$   100,000

$     60,000

CM PUD #47

$1,100,000

$   481,000

CM PUD #48

$1,100,000

$   481,000

CM PUD #44

     100,000

$     60,000

CM PUD #45

     100,000

$     60,000

CM PUD #46

     100,000

$     60,000

CM PUD #49

     100,000

$     60,000

CM PUD #50

     100,000

$     60,000

CPSB PUD #6

$   868,000

$   350,000

CPSB PUD #8

$   868,000

$   350,000

CPSB Expl #5

$  1,100,000

$   481,000

CPSB Expl #7

$  1,100,000

$   481,000

CM Expl #51

$  2,000,000

$ 2,000,000 .

CM Expl #52

$  1,200,000

$    800,000

Total Investment

$ 10,061,000

$ 5,859,000

Assuming this program is 100% successful, it would generate $116 Million of cash flow and Present Value discounted at 10% of $78 Million

•

The transaction contemplated herein will be completed on a date mutually agreed upon by BUYER and SELLER at least 14 days in advance and such completion date shall be designated the “Closing Date”.  The effective date of this transaction will be fourteen (14) days prior to the Closing Date.   The transaction to be completed on the Closing Date shall be referred to as the “Closing”.

•

Before finalizing the terms of a transaction, BUYER would need to conduct and be satisfied with the results of a final due diligence exercise with respect to PROPERTIES.  BUYER would dedicate sufficient resources to complete this exercise quickly and efficiently.

•

The terms of the proposed transaction would be documented in a written definitive purchase and sale agreement (“PSA”) that would contain customary representations, warranties, covenants, conditions precedent and indemnities.  If the PSA is not executed by both parties within 30 days from the date of full execution of this LOI, SELLER has the sole and absolute discretion, but not the obligation, to termination the transaction contemplated in this LOI without cause and there shall be no damages to BUYER or SELLER as a result of SELLER exercising such right.  Exercise of such right will be performed through a written letter from SELLER to BUYER and delivered by FedEx or Certified Mail to BUYER. Once such right is exercised, all terms and provisions in this letter proposal shall be null and void.

•

At Closing, BUYER shall: 1) Release SELLER and Petroleum Capital, L.C. (“Operator”) (both SELLER and Petroleum Capital, L.C. shall be collectively referred to as “Manager”) from any and all future claims, demands, or lawsuits filed against Manager; 2) Defend, indemnify and hold Manager harmless from any and all claims which have been or could be asserted against Manager in any way related to any operations of Manager in Section 22, Township 14S, Range 13W, Cameron Parish, LA.

The definitive agreement will contain the customary representations, warranties and covenants by SELLER concerning title to PROPERTIES, existence of liabilities or contingent liabilities, requirements for various opinions of counsel and other matters required by BUYER and its counsel and reasonably agreeable to SELLER.

The SELLER and the operator of record of the Premises, Petroleum Capital, L.C., will provide any necessary releases and approvals required under all loan agreements, security agreements, financing statements, indentures or other debt documents of SELLER; approval by any necessary governmental authorities; and receipt of all necessary third party consents.  Any and all expenses directly incurred by BUYER and SELLER in connection with the sale of PROPERTIES hereunder shall be borne by each party respectively.

Prior to Closing, BUYER or a company they designate shall execute the appropriate Louisiana Office of Conservation forms necessary to transfer all Cameron Meadows Field operations from Operator to such company.  Such company shall be registered to do business in the State of Louisiana, an operator registered with the Office of Conservation and be in good standing with all regulatory agencies.

This letter is a preliminary expression of interest and regardless of the form or content of any response from SELLER, BUYER shall have no obligation in respect of the transaction described herein unless and until (i) BUYER is satisfied with its due diligence at its sole and absolute discretion; (ii) BUYER’s Board of Directors approves the proposed transaction; and (iii) definitive written documentation with respect thereto shall have been mutually agreed upon, executed and delivered by BUYER and SELLER and Petroleum  Capital, L.C.

However, as a show of good faith, BUYER shall make a $1,000,000 non-refundable deposit to SELLER’s checking account by wire transfer at the time of execution of the PSA by BUYER and SELLER.  If deposit is not made, this LOI and PSA is null and void and neither party shall have a right to seek damages from the other party.

BUYER: ______________________________  Date: ______________________

Representative of Buyer

Title of Buyer

SELLER: ______________________________  Date: ______________________

James R. Renfro, Managing Member

Renfro Energy, LLC/Petroleum Capital, L.C